UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 14, 2008

FREEDOM ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53388	56-2291458
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

5036 Dr. Phillips Blvd. #306
Orlando, Florida 32819
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (407) 658-6100

7395 Hoffner Avenue
Orlando, Florida 32822
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 4-Matters Related to Accountants and Financial Statements

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 19, 2008, the Board of Directors of Freedom Environmental Services, Inc. (the “Company”) concluded that the financial statements contained in the Company’s Form 10-Q dated November 14, 2008 (the “ Original Form 10-Q”) for the quarterly period ended September 30, 2008 should no longer be relied upon and must be restated.

Based on additional review, subsequent to the filing date of the Original Form 10-Q, it was determined that numerous errors were contained within the financial statements.

The Board of Directors reached its conclusion after discussions with the Company’s independent registered public accounting firm, which agreed with the Board’s conclusion.

Nature of Errors:

Balance Sheet as of September 30, 2008 and as of September 30, 2007:

The Following Balances, included in the Balance Sheets, are inaccurate, are not to be relied upon, and should be disregarded in their entirety:

	as of	as of
	September 30, 2008	December 31, 2007
ASSETS
Current Assets
Cash and Cash Equivalents	$96,941	$96,941
Total Current Assets	96,941	96,941

Property and equipment, net of accumualted
depreication	59,694	59,694

Other Assets
Trademark	10,650	10,650
Deposits	2,250	2,250
Prepaid Rent	2,250	2,250
Total Other Assets	15,150	15,150

It was determined that persons  preparing the Original Form 10Q  for conversion to HTML in order that the Original Form 10Q may be submitted to the EDGAR System of the Securities and Exchange Commission, utilized a Form 10Q applicable to an entity other than the Company as a template and have mistakenly included balances applicable to that entity. The abovementioned balances were not obtained from any of the Company’s records or books of original entry and are to be disregarded in their entirety.

Directly below the abovementioned numbers was placed the Balance Sheets for the Company as of September 30, 2008 and September 30, 2007, prior to restatement.  However, these balances also contained numerous errors and were subsequently restated.

Accounts Receivable as of September 30, 2008:

Accounts Receivable was understated by $21,973. This was attributable to :

Erroneous ending balance reflected in the Company’s accounting software as of June 30, 2008  of $8,369 as opposed to actual balance as of June 30, 2008 of $47, 129

Erroneous booking of $24,800 of  receivable accounted for in the Company’s quarter ended June 30, 2008 again in the quarter ended September 30, 2008

Failure to book $8,013 of receivables attributable to the quarter ended September 30, 2008.

Property Plant and Equipment as of September 30, 2008:

Property Plant and Equipment (Net) and Accumulated Depreciation were understated by $362. This was primarily attributable to inaccurate calculation of depreciation expense for the quarter ended September 30, 2008.

Accounts Payable as of September 30, 2008:

Accounts Payable was understated by $378. This was attributable to:

Erroneous ending balance reflected in the Company’s accounting software as of June 30, 2008  of $38,844 as opposed to actual ending  balance as of June 30, 2008 of $37,905 due to $940 in payables incurred during the Quarter ended September 30, 2008 being reflected in the quarter ended June 30, 2008.

Numerous small arithmetical errors in Net Additions to Payables.

Credit Card payable as of September 30, 2008:

Credit Card Payable  was understated by $626. This was attributable to:

Erroneous ending balance reflected in the Company’s accounting software as of June 30, 2008  of $14,813 as opposed to actual ending  balance as of June 30, 2008 of $15,440.

Bank Overdraft as of September 30, 2008:

Bank Overdraft was overstated by $255. This was attributable to:

Erroneous ending balance reflected in the Company’s accounting software as of June 30, 2008  of $5,201 as opposed to actual ending  balance as of June 30, 2008 of $4,813.

Numerous erroneous smaller entries made during the quarter ended September 30, 2008.

Accrued Interest as of September 30, 2008:

Accrued Interest was understated by $5,318.  This was primarily attributable to:

Failure to properly account for  Interest Expense attributable to Interest on Shareholder Loans.

Shareholder Loans as of September 30, 2008:

Shareholder Loans were understated by $45,949.: This was attributable to:

Failure to properly record entries reflecting additions of $45,949 to Shareholder Loans in the quarter ended September 30, 2008.

Automobile Loan as of September 30, 2008:

Automobile Loan was overstated by $389. This was attributable to:

Erroneously expensing payment on 0% interest car loan instead of accounting for such payment as a reduction in the principal amount of the Loan.

Retained Deficit as of September 30, 2008:

Retained Deficit is understated by $29,139. This is attributable to:

An understatement of Net Loss of $29, 139

Statement of Operations for the three months ended  September 30, 2008:

Revenue as of September 30, 2008:

Revenue was overstated by $25,865. This is attributable to:

Recording within the month of July 2008 $24,800 of Revenue earned  and recorded within the Quarter ended June 30, 2008

Failure to record for the quarter ended September 30, 2008 the amount of $1,525 instead erroneously recording it as revenue earned in the quarter ended June 30, 2008.

Erroneously recording payments on Receivables related to Revenues earned in prior quarters as revenues within the quarter ended September 30, 2008.

Cost of Sales for the three months ended  September 30, 2008, Gross Profit for the three months ended  September 30, 2008 :

Cost of Sales was overstated by $21,346. This was primarily attributable to:

$18, 588 of Wages which were erroneously expensed to Cost of Sales as opposed to Selling General and Administrative Expenses

$3,000 in Commission Expense which were erroneously expensed to Cost of Sales.

Various over and understatements of components of Cost of Sales.

Gross Profit for the three months ended September 30, 2008 was overstated by $4,519. This was attributable to the abovementioned errors as well as errors resulting in overstatement of Revenue for the quarter ended September 30, 2008.

Selling General and Administrative Expenses for the three months ended September 30, 2008 was understated by $20, 717. This was primarily attributable to:

Overstatement of Equipment and Automotive expenses
Overstatement of Office Expense
Overstatement of Depreciation Expense
Understatement of Wages attributable to Selling, General and Administrative Expenses
Understatement of Tax expense
Understatement of Miscellaneous Expenses

Net Loss Before Other Expenses for the three months ended September 30, 2008:

Net Loss Before Other Expenses was understated by $27,236. This was primarily attributable to errors related to under or overstatement of Revenues and Expenses.

Other Income and Expenses for the three months ended September 30, 2008:

Other Income and Expenses was understated by $3,903. This was attributable to understatement of Other Income as well as understatement of Interest Expense.

The aforementioned errors had the effect of causing erroneous balances in the Statement of Cash Flows and other  financial statements for the nine months ended September 30, 2008 which were filed with the Original Form 10Q.

It was determined that these numerous errors occurred due to a combination of technical problems relating to the Company’s accounting software and  a change in persons responsible for posting to and  maintaining  the Books of Original Entry.

The Company’s President and Chief Financial Officer have evaluated the effectiveness of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of the three months ending September 30, 2008 covered by the Original Form 10Q.  Based upon such evaluation, the President and Chief Financial Officer have concluded that, as of the end of such period, the Company’s disclosure controls and procedures were not effective as required under Rules 13a-15(e) and 15d-15(e) under the Exchange Act. The restatement did not alter the Company’s original conclusion that the Company’s disclosure controls and procedures were not effective as required under Rules 13a-15(e) and 15d-15(e) under the Exchange Act.

The Company is currently in the process of establishing additional procedures and controls in order to minimize the possibility of such errors reoccurring either due to technical reasons or human error.

It is intended that such controls and procedures will include, at minimum,:

(i)	A review on a monthly basis of all Journal Entries by the Acting CFO

(ii)	A review on a monthly basis of all Ledger Entries by the Acting CFO

(iii)	A review of the Trial Balance prepared for any quarterly or annual accounting period (“Reporting Period”) by the Acting CFO

(iv)	A review of any required adjusting entries to the Trial Balance prepared for any Reporting Period by the Acting CFO

(v)	A review of the Adjusted Trial Balance prepared for any Reporting Period by the Acting CFO

(vi)	A review of the financial statements prepared for any Reporting Period by the Acting CFO

(vii)	A review of any After Closing Trial Balance prepared for any Reporting Period by the Acting CFO

(viii)
A review of the balance sheet, income statement, statement of shareholder’s equity and statement of cash flow with any notes to financial statements for any Reporting Period by the Acting CFO prior to review by an Independent Public Accountant the Company also intends to enhance its disclosure controls and procedures over financial reporting by:

(A) adding a review committee (consisting of parties to be named)to review its public disclosure documents. This review would not only encompass a review of the completed financials prior to filing with the Commission but would also encompass  a review by  members of the review committee of all aforementioned steps of the Accounting Cycle for any reporting period.

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 17, 2008, Mr. John Holwell resigned his position as a member of the Board of Directors.  There have been no disagreements between Mr. Holwell and management of the Company on any matter relating to the registrant’s operations, policies or practices.  The Company has provided a copy of the disclosures it is making herein to Mr. Holwell and provided him with an opportunity to furnish the registrant as promptly as possible with a letter addressed to the registrant stating whether he agrees with the statements made by the registrant in response to this Item 5.02, and, if not, stating the respects in which he does not agree.  The Company will file any letter received as an exhibit to an amended 8K.

Section 8-Other Events

Item 8.01 Other Events.

The Company’s principal executive offices changed.  The offices are now located at 5036 Dr. Phillips Blvd. #306, Orlando, Florida 32819.  The Company’s fax number has changed.  The fax number is now (407) 217-2496.  The Company’s phone number has not changed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Michael S. Borish
Michael S. Borish, CEO
Date: 12/16/08